                                                                   Exhibit 11(c)

                          Independent Auditors' Consent

The Board of Directors
Security Capital U.S. Real Estate Shares:


We consent to the use of our report dated February 13, 2004 included herein, and to the reference to our firm under the headings "FINANCIAL HIGHLIGHTS" in the Prospectus and "COUNSEL AND INDEPENDENT ACCOUNTANTS" in the Statement of Additional Information.

                                                /s/ KPMG LLP

Chicago, Illinois
May 21, 2004

              INFORMATION CONCERNING CONSENT OF ARTHUR ANDERSEN LLP

     Security Capital Real Estate Mutual Funds Incorporated ("SC-REMFs") has not been able to obtain, after reasonable efforts, the consent of Arthur Andersen LLP related to the financial highlights for each of the years or periods in the three year period ended December 31, 2001 with respect to Security Capital U.S. Real Estate Shares that is included in this registration statement.

     Because SC-REMFs had been unable to obtain the consent referenced above of Arthur Andersen LLP, it is required to disclose any resulting limitations on recovery by investors. Section 11(a) of the Securities Act of 1933 allows, under certain circumstances, a person acquiring a security to assert a claim against, among others, an accountant who has consented to be named as having prepared any report for use in connection with a registration statement if part of the registration statement at the time it becomes effective contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Because Arthur Andersen LLP has not consented to being named in this registration statement, it may not be liable under section 11(a) of the Securities Act for any untrue statements or omissions of material fact contained in the financial statements and highlights audited by Arthur Andersen LLP contained herein. Arthur Andersen has expressed an unqualified opinion on those statements and those financial highlights in their report dated January 29, 2002.